UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2017

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)       On September 9, 2017, the Boards of Directors of Peregrine Pharmaceuticals, Inc. (the “Company”), and its wholly-owned subsidiary Avid Bioservices, Inc. (“Avid”), appointed Roger J. Lias, Ph.D., age 57, as President of Avid. In conjunction with this appointment, Steven W. King will step down from his role as president of Avid on September 25, 2017 and remain as president and chief executive officer of Peregrine.

Prior to joining Avid, Dr. Lias was an independent consultant from January 2017 to the present, providing strategic and business development support to global biopharmaceutical companies. From 2010 to December 2016, Dr. Lias was Executive Director and Head of Global Biologics Business Development for Allergan plc (formerly Watson Pharmaceuticals) where he was responsible for developing and executing strategies designed to support the business development activities related to innovative biologics, biosimilars and complex injectable products. Prior to Allergan, from 2007 to 2010, Dr. Lias was president and group commercial director for Eden Biodesign (acquired by Watson Pharmaceuticals), an established biopharmaceutical contract manufacturer and consultancy and wholly-owned subsidiary of Eden Biopharma Group. Earlier in his career, Dr. Lias held senior management positions at several leading contract development and manufacturing organizations (CDMO) including Cytovance Biologics, KBI BioPharma, Diosynth RTP (formerly Covance Biotechnology Services) and Lonza Biologics.

There are no family relationships between Mr. Lias and any director or executive officer of the Company. Mr. Lias has not has engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company.

Pursuant to his offer letter, Dr. Lias’ initial base salary is $440,000 per annum. Dr. Lias is also eligible to participate in the annual discretionary bonus plan for executive officers, with a target bonus percentage of up to fifty percent (50%) of his annual base salary (prorated for the current fiscal year ending April 30, 2018). In addition, effective on his start date of September 25, 2017, Dr. Lias will be granted stock options from the Company’s existing stock incentive plans to purchase up to an aggregate of 200,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on September 25, 2017. The stock options will vest in equal annual installments over a four (4) year period.

Dr. Lias is eligible to participate in all benefits plans or arrangements which are currently, or may in the future be, offered by the Company from time to time to its executive management employees, including accrued paid-time-off covering vacation and sick time benefits.

The Company has agreed to provide Dr. Lias with a monthly housing stipend of up to $3,200 per month for a period of up to thirty-six (36) months, or his earlier permanent relocation to Orange County, California. The foregoing amounts will be grossed up to offset federal and California income taxes. In the event that Dr. Lias relocates to Orange County, California within the foregoing thirty-six (36) month period, the Company will pay to Dr. Lias a relocation bonus of $50,000 to cover the costs associated with the relocation. The relocation bonus will not be grossed up for federal or California income tax purposes. In the event that Dr. Lias terminates his employment (i) within six months following such relocation, he will be required to return to the Company one hundred percent (100%) of the relocation bonus, or (ii) during months seven (7) through twenty-four (24) following such relocation, he will be required to return a pro-rata portion of the relocation bonus.

In the event that Dr. Lias’s employment is terminated by the Company without cause (as cause is customarily defined in the Company’s employment agreements with its executive officers) during the first two years of employment, Dr. Lias shall be entitled to receive a severance payment equal to twelve months’ base salary, and reimbursement of full COBRA premium payments made by him for a period of twelve (12) months following such termination.

The Company and Dr. Lias intend to enter into a formal employment agreement providing for the above, as well as terms and conditions as are customary for other executive officers of the Company.

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(d)       Also on September 9, 2017, the Company’s Board of Directors, acting pursuant to its Amended and Restated Bylaws, adopted a resolution to increase the number of authorized directors of the Company from four to five directors and, following the recommendation of the Nominating Committee of the Board of Directors, adopted a resolution appointing Roger J. Lias, Ph.D. to fill the vacancy created thereby.

The information contained in Item 5.02(c) of this Current Report regarding Dr. Lias’s business experience is hereby incorporated by reference into this Item 5.02(d).

The Nominating Committee determined that Dr. Lias is qualified to serve on the Board of Directors due to his extensive biologics experience and expertise in the contract development and manufacturing sector.

There was no arrangement or understanding pursuant to which Dr. Lias was elected director.

ITEM 8.01 OTHER EVENTS.

The information set forth under Item 5.02 is incorporated herein by reference.

Important Additional Information

Peregrine intends to file a proxy statement with the Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for Peregrine’s 2017 Annual Meeting (Proxy Statement) with an associated WHITE proxy card. Peregrine, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2017 Annual Meeting. Information regarding the names of Peregrine’s directors and executive officers and their respective interests in Peregrine by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Peregrine, for the fiscal year ended April 30, 2017, filed with the SEC on July 14, 2017, and Peregrine’s proxy statement for the 2016 Annual Meeting, filed with the SEC on August 26, 2016. To the extent holdings of such participants in Peregrine’s securities are not reported, or have changed since the amounts described, in the 2016 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Peregrine’s Board of Directors for election at the 2017 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by Peregrine free of charge from the SEC’s website, www.sec.gov. Peregrine’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Peregrine, Corporate Secretary’s Office, 14282 Franklin Avenue, Tustin, CA 92780, by calling Peregrine’s proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885, or from Peregrine’s website at www.peregrineinc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: September 14, 2017	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

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